KRAMER LEVIN NAFTALIS & FRANKEL LLP
                           9 1 9 T H I R D A V E N U E
                           NEW YORK, N.Y. 10022 - 3852
                                (212) 715 - 9100






       FAX

  (212) 715-8000
      -----

WRITER'S DIRECT NUMBER

  (212) 715-9100

                                  June 17, 1999





The Victory Portfolios
3435 Stelzer Road
Columbus, Ohio 43219



                    Re:     The Victory Portfolios
                            Post-Effective Amendment No.51
                            File Nos. 33-8892;811-4582
                            ------------------------------



Dear Ladies and Gentlemen:

               We hereby consent to the reference of our firm as Counsel in this Post- Effective Amendment No. 51 to Registration Statement No. 33-8898 on Form N-1A.

                                Very truly yours,


                                /s/ Kramer Levin Naftalis and Frankel LLP